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                                                                   EXHIBIT 8.1


                      OPINION OF CAHILL GORDON & REINDEL

                           CAHILL GORDON & REINDEL
                                80 Pine Street
                              New York, NY 10005





                                                     September 23, 1999


White Mountains Insurance Group, Inc.
White Mountains Insurance Group (Arizona), Inc.
80 South Main Street
Hanover, NH  03755-2053

                       Re:      White Mountains Insurance Group -
                                Redomestication

Ladies and Gentlemen:

                  We have acted as special U.S. federal income tax counsel to White Mountains Insurance Group, Inc. ("WMI-Delaware") and White Mountains Insurance Group (Arizona), Inc. ("WMI-Arizona") in connection with the determination of the material U.S. federal income tax consequences of the reorganization of WMI-Delaware and the continuance of WMI-Arizona to Bermuda (the "Redomestication") as a Bermuda company, as more completely described in the Registration Statement on Form S-4 prepared by WMI-Arizona and filed on September 23, 1999 (the "Registration Statement"). In so acting, we have examined the Registration Statement and such other documents and records as we deemed necessary and relevant for rendering our opinion as to the material U.S. federal income tax consequences of the Redomestication. On the basis of the foregoing, and assuming that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, we are of the opinion that, under present U.S. federal income tax law, the statements contained in the Registration Statement under the caption "Material Tax Considerations --United States Federal Income Tax Consequences", insofar as such statements purport to summarize the U.S. federal income tax laws referred to therein, fairly summarize such provisions in all material respects.

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                                     -2-


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the sections "Material Tax Considerations -- United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. This opinion may be incorporated by reference into any registration statement of WMI-Arizona relating to the registration of additional common shares pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                                     Respectfully submitted,


                                                     /s/ Cahill Gordon & Reindel